Exhibit 99.1

VOLCANO REPORTS 36 PERCENT INCREASE IN FIRST QUARTER REVENUES

IVUS DISPOSABLE AND FM DISPOSABLE REVENUES GROW 32 PERCENT AND

69 PERCENT, RESPECTIVELY

(SAN DIEGO, CA) May 3, 2010—Volcano Corporation (NASDAQ: VOLC), a leading developer and manufacturer of precision intravascular therapy guidance tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, said today that revenues for the first quarter of 2010 increased 36 percent over the first quarter of 2009.

For the quarter ended March 31, 2010, Volcano reported revenues of $66.6 million compared with revenues of $49.0 million a year ago.

For the first quarter of 2010, the company reported a net loss on a GAAP basis of $4.0 million, or $0.08 per share, versus a net loss on a GAAP basis of $7.6 million, or $0.16 per share, in the same period a year ago.

Excluding stock-based compensation expense of $3.1 million and $2.7 million in the first quarter of 2010 and 2009, respectively, Volcano reported a net loss on a non-GAAP basis of $921,000, or $0.02 per share, versus a net loss on a non-GAAP basis of $4.9 million, or $0.10 per share, in the first quarter of 2009.

“We continued to execute on our growth strategies by increasing the installed base of our multi-modality platforms and generating increased market share and utilization for our offerings,” said Scott Huennekens, president and chief executive officer. “Key drivers of our year-over-year growth included a 58 percent increase in intravascular ultrasound (IVUS) disposable revenues in Japan, 46 percent growth in our U.S. functional measurement (FM) disposable sales and increased market penetration in Europe, where IVUS and FM disposable revenues increased 32 percent and 92 percent, respectively,” he continued.

“During the quarter, we continued our sales force expansion initiative and benefitted from our transition to a direct sales model in Japan. In addition, we pursued technology innovation and expect to introduce five product enhancements or new offerings during the balance of the year as we increase momentum, expand our tools to serve patients and clinicians and leverage our multi-modality platform. We also have more than one dozen clinical trials involving our current or future product offerings either underway or expected to begin enrollment in the near future,” he added.

Guidance for 2010

The company reconfirmed prior guidance for fiscal 2010.

Conference Call Information

The company will hold a conference call at 2 p.m., Pacific Daylight Time (5 p.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (631) 291-4555, passcode 67521804, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through May 10, at (706) 645-9291, passcode 67521804, and via the company’s website.

About Volcano Corporation

Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart disease and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use digital and rotational IVUS imaging catheters, and advanced functionality options, such as VH® IVUS tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires and is developing a line of ultra-high resolution Optical Coherence Tomography (OCT) systems and catheters. Currently, more than 5,200 Volcano IVUS and FM systems are installed worldwide, and more than half of Volcano’s revenues are derived from outside the United States. Volcano’s wholly-owned subsidiary, Axsun Technologies, Inc., develops and manufactures optical monitors, lasers and optical engines used in telecommunications, medical imaging, spectroscopy and other industrial applications. For more information, visit the company’s website at www.volcanocorp.com.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles (GAAP) in the United States is included in this press release. Non-GAAP financial measures provide an indication of our performance

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before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges results from factors and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items are not reflective of our core operating activities and should be excluded when comparing our current operating results with those of prior periods. In addition, stock-based compensation is a non-cash expense. Finally, our management uses results of operations before certain charges to evaluate the operational performance of the company, as a basis for strategic planning and for forecasting and planning future periods. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP, and are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed below.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2010, market adoption of the company’s technology, growth strategies, timing and achievement of product development milestones, market development and product introductions and sales. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

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Contact Information:

John Dahldorf

Chief Financial Officer

Volcano Corporation

(858) 720-4020

or

Neal Rosen

Ruder-Finn

(415) 692-3058

VOLCANO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$60,475	$56,055
Short-term available-for-sale investments	68,089	66,028
Accounts receivable, net	47,452	51,171
Inventories	38,032	37,710
Prepaid expenses and other current assets	5,302	5,892

Total current assets	219,350	216,856
Restricted cash	533	554
Property and equipment, net	44,757	44,734
Intangible assets, net	13,094	11,623
Goodwill	931	931
Other non-current assets	2,112	2,036

	$280,777	$276,734

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,185	$13,840
Accrued compensation	13,407	14,142
Accrued expenses and other current liabilities	13,442	25,275
Deferred revenues	4,967	4,881
Current maturities of long-term debt	49	50

Total current liabilities	47,050	58,188
Long-term debt	98	110
Deferred revenues	2,512	2,376
Other	1,584	1,245

Total liabilities	51,244	61,919
Stockholders' equity	229,533	214,815

	$280,777	$276,734

VOLCANO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues	$66,572	$48,959
Cost of revenues	26,638	20,649

Gross profit	39,934	28,310
Operating expenses:
Selling, general and administrative	33,079	25,080
Research and development	9,858	8,769
In-process research and development	32	—
Amortization of intangibles	573	1,052

Total operating expenses	43,542	34,901

Operating loss	(3,608)	(6,591)
Interest income	85	301
Interest expense	(7)	(2)
Exchange rate loss	(121)	(1,128)
Other, net	(10)	—

Loss before provision for income taxes	(3,661)	(7,420)
Provision for income taxes	375	194

Net loss	$(4,036)	$(7,614)

Net loss per share–basic and diluted	$(0.08)	$(0.16)

Shares used in calculating net loss per share–basic and diluted	49,743	48,032

VOLCANO CORPORATION

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009
GAAP operating loss	$(3,608)	$(6,591)
Stock-based compensation	3,083	2,715
In-process research and development	32	—

Non-GAAP operating loss	$(493)	$(3,876)

GAAP net loss	$(4,036)	$(7,614)
Stock-based compensation	3,083	2,715
In-process research and development	32	—

Non-GAAP net loss	$(921)	$(4,899)

GAAP net loss per share–basic and diluted	$(0.08)	$(0.16)
Stock-based compensation	0.06	0.06
In-process research and development	—	—

Non-GAAP net loss per share–basic and diluted	$(0.02)	$(0.10)

Shares used in calculating net loss per share–basic and diluted	49,743	48,032

VOLCANO CORPORATION

REVENUE SUMMARY

(in millions)

(unaudited)

	Three Months Ended March 31,		Percentage Change
	2010	2009	2009 to 2010
Medical segment:
Consoles:
United States	$4.2	$5.0	(16)%
Japan	1.3	1.2	7
Europe	1.9	1.7	15
Rest of world	1.3	0.6	97

Total Consoles	$8.7	$8.5	2
IVUS single-procedure disposables:
United States	$16.4	$14.2	14%
Japan	15.8	10.0	58
Europe	5.3	4.0	32
Rest of world	1.1	0.9	37

Total IVUS single-procedure disposables	$38.6	$29.1	32
FM single-procedure disposables:
United States	$5.3	$3.6	46%
Japan	0.8	0.3	182
Europe	4.0	2.1	92
Rest of world	0.4	0.3	62

Total FM single-procedure disposables	$10.5	$6.3	69
Other	$3.7	1.7	115%

Sub-total medical segment	$61.5	$45.6	35
Industrial segment	$5.1	3.4	52

Total	$66.6	$49.0	36